Exhibit 99.1

December 7, 2015

Liberty Broadband Corporation to Present at the UBS 43rd Annual Global Media and Communications Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK) announced that Greg Maffei,  President and CEO of Liberty Broadband Corporation, will be presenting at the UBS 43rd Annual Global Media and Communications Conference on Tuesday, December 8, 2015 at 4:00 p.m., E.S.T. at the Hilton Midtown in New York, New York.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband is comprised of, among other things, its interest in Charter Communications, its subsidiary TruePosition and a minority equity investment in Time Warner Cable.

Liberty Broadband Corporation
Courtnee Ulrich, 720-875-5420